Exhibit 99.3


                 CONSUMER DIRECT OF AMERICA AND SUBSIDIARIES
                 (Formerly Known as Blue Star Coffee, Inc.)

                                    INDEX

Introduction

Pro  Forma  Unaudited  Condensed Consolidated  Balance
Sheet as of December 31, 2001

Pro  Forma  Unaudited Condensed Consolidated Statement
of   Operations  for  the  period   May   16,   2001
(inception) through December 31, 2001

Notes to the Pro Forma Unaudited Condensed
Consolidated Financial Information




                 CONSUMER DIRECT OF AMERICA AND SUBSIDIARIES
                 (Formerly Known as Blue Star Coffee, Inc.)

          PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET


     The following pro forma unaudited condensed consolidated financial information gives effect to the stock exchange agreement between Consumer Direct of America, ("CDA") formerly known as Blue Star Coffee, Inc. ("BSCF") and Consumer Capital Holdings, Inc. ("CCH").

     Effective February 20, 2002, in connection with the Common Stock Purchase Agreement, the Company exchanged an aggregate of 19,093,863 newly issued and 1,864,122 previously issued and outstanding BSCF shares of its common stock at $.001 par value per share, in exchange for an aggregate of 12,989,000 issued and outstanding shares of common stock of CCH in which CCH became a wholly owned subsidiary of the Company based on a conversion ratio of approximately 1.61 shares of the Company's common stock for each share of CCH stock. This reverse merger qualified for a tax-free reorganization and will be accounted for as a recapitalization of CCH and the acquisition of BSCF at its book value.

     The following pro forma unaudited consolidated financial information presents the pro forma unaudited condensed consolidated balance sheet as of December 31, 2001, giving effect to the reverse merger of BSCF and CCH as if it had been consummated since May 16, 2001 (inception). Also presented is the pro forma unaudited condensed consolidated statement of operations for the period May 16, 2001 (inception) through December 31, 2001, giving effect to the reverse merger of BSCF and CCH as if such merger had been consummated as of the beginning of the period presented.

     BSCF's condensed financial information for the year ended December 31, 2001, included in the pro forma unaudited condensed consolidated financial information, is derived from its December 31, 2001 audited financial statements included in its Form 10-K SB, which was filed on April 2, 2002.

     CCH's condensed financial information included in the pro forma unaudited condensed consolidated financial information is derived from its December 31, 2001 audited financial statements, which are included elsewhere in this filing.

     The pro forma unaudited condensed consolidated financial information should be read in conjunction with the historical financial statements and notes thereto which were filed previously or included elsewhere in this filing. The pro forma consolidated financial information is unaudited and is not necessarily indicative of the consolidated results which actually would have occurred if the Common Stock Purchase Agreement had been consummated at the beginning of the period presented, nor does is purport to present the future financial position and results of operations for future periods. The pro forma adjustments are based on the information available at the date of this filing.
                 CONSUMER DIRECT OF AMERICA AND SUBSIDIARIES
                 (Formerly Known as Blue Star Coffee, Inc.)

          PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

                              DECEMBER 31, 2001


                                   ASSETS

                              Blue Star     Consumer    Pro Forma   Subtotal
                               Coffee,      Capital    Adjustments
                                 Inc.       Holdings,
                                            Inc.

CURRENT ASSETS
  Cash and cash                   $790          $244        $---     $1,034
   equivalents
  Accounts receivable              ---        44,943         ---     44,943
  Due from affiliates              ---        15,000         ---     15,000
   (Note 8)
  Due from preferred               ---       113,185         ---    113,185
   stockholders
  Employee advances                ---         6,800         ---      6,800
  Marketable securities          7,000           ---         ---      7,000
  Prepaid expenses                 ---         1,238         ---      1,238

    Total current assets         7,790       181,410         ---    189,200

PROPERTY AND EQUIPMENT,
 net (Note 4)                    1,356     1,990,663         ---  1,992,019

DEPOSITS                           ---        23,101         ---     23,101

      Total assets              $9,146    $2,195,174        $--- $2,204,320



See notes to pro forma unaudited condensed consolidated financial statements






                 CONSUMER DIRECT OF AMERICA AND SUBSIDIARIES
                 (Formerly Known as Blue Star Coffee, Inc.)

          PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

                              DECEMBER 31, 2001

                    LIABILITIES AND STOCKHOLDERS' EQUITY

                               Blue Star     Consumer    Pro Forma   Subtotal
                                Coffee,      Capital    Adjustments
                                  Inc.       Holdings,
                                             Inc.

CURRENT LIABILITIES
  Notes payable (Note 8)          $---      $198,987        $---   $198,987
  Loan from shareholder         27,470           ---         ---     27,740
  Current portion of
   capital lease obligation        ---         4,406         ---      4,406
   (Note 6)
  Accounts payable                 ---        98,159         ---     98,159
  Accrued interest                 ---        43,834         ---     43,834
   payable
  Other accrued expenses           ---        38,752         ---     38,752
  Deferred revenues                ---       234,500         ---    234,500

   Total current                27,470       618,638         ---    646,108
    liabilities

CAPITAL LEASE OBLIGATION,
 less current portion
 (Note 6)                          ---         3,072         ---      3,072


COMMITMENTS AND
CONTINGENCIES

PARTICIPATING INVESTMENT
 CERTIFICATES (Note 10)            ---       498,000         ---    498,000

STOCKHOLDERS' EQUITY
  Preferred stock, $.001
par value
   15,000,000 shares
   authorized,
   2,000,000 shares issued
   and outstanding                 ---         2,000  (1)(2,000)        ---
  Common stock, $.001
par value
   60,000,000 shares
   authorized
   20,843,665 shares issued
   and outstanding               5,693         9,500    (1)5,651     20,844
  Additional paid-in           349,976     2,067,251 (1)(377,644) 2,039,583
   capital
  Accumulated deficit         (373,993)   (1,003,287) (1)373,993 (1,003,287)


   Total stockholders'         (18,324)    1,075,464         ---  1,057,140
    equity

      Total liabilities and
      stockholders' equity      $9,146    $2,195,174        $--- $2,204,320
See notes to pro forma unaudited condensed consolidated financial statements





                 CONSUMER DIRECT OF AMERICA AND SUBSIDIARIES
                 (Formerly Known as Blue Star Coffee, Inc.)

     PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

          PERIOD MAY 16, 2001 (INCEPTION) THROUGH DECEMBER 31, 2001


                             Blue Star     Consumer    Pro Forma   Subtotal
                              Coffee,      Capital    Adjustments
                                Inc.       Holdings,
                                           Inc.

REVENUES
  Marketing revenues and         $---      $515,088        $---   $515,088
commissions
  Licensing agreements            ---        49,833         ---     49,833

                                  ---       564,921         ---    564,921

EXPENSES
  Commissions,
   compensation and             1,500       846,162         ---    847,662
   benefits expense
  Selling, general and
   administrative expense     372,493       722,046         ---  1,094,539

                              373,993     1,568,208         ---  1,942,201

LOSS BEFORE PROVISION FOR
INCOME TAXES                 (373,993)   (1,003,287)        --- (1,377,280)


PROVISION FOR INCOME              ---           ---         ---        ---
TAXES

NET LOSS                    $(373,993)  $(1,003,287)       $-- $(1,377,280)


Basic and diluted (loss)
per common share                                                    $(0.10)



See notes to pro forma unaudited condensed consolidated financial statements





                 CONSUMER DIRECT OF AMERICA AND SUBSIDIARIES
                 (Formerly Known as Blue Star Coffee, Inc.)

                   NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED FINANCIAL STATEMENTS

                              DECEMBER 31, 2001


NOTE A - UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF
       DECEMBER 31, 2001

     The accompanying unaudited pro forma condensed consolidated balance sheet presents the financial position of Consumer Direct of America and subsidiaries (formerly Blue Star Coffee, Inc.) on December 31, 2001. The acquisition of CCH has been accounted for as a reverse acquisition, whereby CCH is deemed the acquiring Company for financial reporting purposes. Accordingly, the historical assets and liabilities and related operations of CCH are presented at historical cost in manner similar to a pooling of interests. The common shares retained by the shareholders which were outstanding on or about February 20, 2002, were reflected as shares issued in connection with the recapitalization as a result of the reverse acquisition of CCH.

     The   following  pro  forma  adjustments  to  the  unaudited   condensed
consolidated balance sheet are as follows:

     (1) Adjustments for the recapitalization of CCH and to eliminate the acquired retained earnings/accumulated deficit for BSCF.



NOTE B - UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
       FOR THE PERIOD ENDED DECEMBER 31, 2001

     The unaudited pro forma condensed consolidated statement of operations for the period May 16, 2001 (inception) through December 31, 2001.

     Pro forma weighted average shares outstanding:

	As reported                                             3,933,476
	Shares retained by CCH shareholders in reverse
	acquisition                                            10,007,699

							       13,941,675